Exhibit 99.1 F.N.B. Corporation Investor Presentation Second Quarter 2024 June 2024 1

Cautionary Statement Regarding Forward-Looking Information This document may contain statements regarding F.N.B. Corporation’s outlook for earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset quality levels, financial position and other matters regarding or affecting our current or future business and operations. These statements can be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve various assumptions, risks and uncertainties which can change over time. Actual results or future events may be different from those anticipated in our forward-looking statements and may not align with historical performance and events. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance upon such statements. Forward-looking statements are typically identified by words such as believe, plan, expect, anticipate, intend, outlook, estimate, forecast, will, should, project, goal, and other similar words and expressions. We do not assume any duty to update forward-looking statements, except as required by federal securities laws. FNB’s forward-looking statements are subject to the following principal risks and uncertainties: • Our business, financial results and balance sheet values are affected by business, economic and political circumstances, including, but not limited to: (i) developments with respect to the U.S. and global financial markets; (ii) supervision, regulation, enforcement and other actions by several governmental agencies, including the Federal Reserve Board, Federal Deposit Insurance Corporation, Financial Stability Oversight Council, U.S. Department of Justice (DOJ), Consumer Financial Protection Bureau, U.S. Treasury Department, Office of the Comptroller of the Currency and Department of Housing and Urban Development, state attorney generals and other governmental agencies, whose actions may affect, among other things, our consumer and mortgage lending and deposit practices, capital structure, investment practices, dividend policy, annual FDIC insurance premium assessment and growth, money supply, market interest rates or otherwise affect business activities of the financial services industry; (iii) a slowing of the U.S. economy in general and regional and local economies within our market area; (iv) inflation concerns; (v) the impacts of tariffs or other trade policies of the U.S. or its global trading partners; and (vi) the sociopolitical environment in the U.S. • Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards. • Competition can have an impact on customer acquisition, growth and retention, and on credit spreads, deposit gathering and product pricing, which can affect market share, loans, deposits and revenues. Our ability to anticipate, react quickly and continue to respond to technological changes and significant adverse industry and economic events can also impact our ability to respond to customer needs and meet competitive demands. • Business and operating results can also be affected by difficult to predict uncertainties, such as widespread natural and other disasters, wars, pandemics, including post-pandemic return to normalcy, global events and geopolitical instability, including the Ukraine-Russia conflict and the military conflict in Israel and Gaza, shortages of labor, supply chain disruptions and shipping delays, terrorist activities, system failures, security breaches, significant political events, cyber-attacks, international hostilities or other extraordinary events which are beyond FNB's control and may significantly impact the U.S. or global economy and financial markets generally, or us or our counterparties, customers or third-party vendors specifically. • Legal, regulatory and accounting developments could have an impact on our ability to operate and grow our businesses, financial condition, results of operations, competitive position, and reputation. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and the ability to attract and retain talent. These developments could include: o Policies and priorities of the current U.S. presidential administration, including legislative and regulatory reforms, more aggressive approaches to supervisory or enforcement priorities with consumer and anti- discrimination lending laws by the federal banking regulatory agencies and the DOJ, changes affecting oversight of the financial services industry, regulatory obligations or restrictions, consumer protection, taxes, employee benefits, compensation practices, pension, bankruptcy and other industry aspects, and changes in accounting policies and principles. o Ability to continue to attract, develop and retain key talent. o Changes to regulations or accounting standards governing bank capital requirements, loan loss reserves and liquidity standards. o Changes in monetary and fiscal policies, including interest rate policies and strategies of the FOMC. o Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or inquiries. These matters may result in monetary judgments or settlements, enforcement actions or other remedies, including fines, penalties, restitution or alterations in our business practices, including financial and other types of commitments, and in additional expenses and collateral costs, and may cause reputational harm to FNB. o Results of the regulatory examination and supervision process, including our failure to satisfy requirements imposed by the federal bank regulatory agencies or other governmental agencies. o Business and operating results are affected by our ability to effectively identify and manage risks inherent in our businesses, including, where appropriate, through effective use of policies, processes, systems and controls, third-party insurance, derivatives, and capital and liquidity management techniques. o The impact on our financial condition, results of operations, financial disclosures and future business strategies related to the impact on the allowance for credit losses due to changes in forecasted macroeconomic conditions as a result of applying the “current expected credit loss” accounting standard, or CECL. o A failure or disruption in or breach of our operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns. o Increased funding costs and market volatility due to market illiquidity and competition for funding. FNB cautions that the risks identified here are not exhaustive of the types of risks that may adversely impact FNB and actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties described under Item 1A. Risk Factors and the Risk Management sections of our 2023 Annual Report on Form 10-K (including the MD&A section), our subsequent 2024 Quarterly Reports on Form 10-Q (including the risk factors and risk management discussions) and our other 2024 filings with the SEC, which are available on our corporate website at https://www.fnb-online.com/about-us/investor-information/reports-and-filings or the SEC’s website at www.sec.gov. We have included our web address as an inactive textual reference only. Information on our website is not part of our SEC filings.. 2

Use of Non-GAAP Financial Measures and Key Performance Indicators To supplement our Consolidated Financial Statements presented in accordance with GAAP, we use certain non-GAAP financial measures, such as operating net income available to common stockholders, operating earnings per diluted common share, return on average tangible equity, operating return on average tangible common equity, operating return on average tangible assets, operating net income, tangible book value per common share, the ratio of tangible common equity to tangible assets, efficiency ratio, net loan charge-offs, excluding an isolated commercial loan charge-off due to alleged fraud (annualized) to total average loans and leases, operating non-interest income, allowance for credit losses on loans and leases plus accretable discount of acquired loans to total loans and leases and net interest margin (FTE) to provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to assess their performance and trends. These non-GAAP financial measures should be viewed as supplemental in nature, and not as a substitute for, or superior to, our reported results prepared in accordance with GAAP. When non-GAAP financial measures are disclosed, the Securities and Exchange Commission's (SEC) Regulation G requires: (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included later in this release under the heading “Reconciliations of Non-GAAP Financial Measures and Key Performance Indicators to GAAP.” Management believes items such as merger expenses, FDIC special assessment, realized loss on securities restructuring, loss on indirect auto loan sale, preferred deemed dividend at redemption and branch consolidation costs are not organic to run our operations and facilities. These items are considered significant items impacting earnings as they are deemed to be outside of ordinary banking activities. These costs are specific to each individual transaction and may vary significantly based on the size and complexity of the transaction. To facilitate peer comparisons of net interest margin and efficiency ratio, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets (loans and investments) to make it fully equivalent to interest income earned on taxable investments (this adjustment is not permitted under GAAP). Taxable-equivalent amounts for 2024 and 2023 were calculated using a federal statutory income tax rate of 21%. 3

Overview of FNB

Company Snapshot

- Ticker: FNB (NYSE)
- Founded in 1864
- Headquartered in Pittsburgh, PA
- Diverse market presence across 7 states and Washington, D.C.[4]
- Market Capitalization of $4.7 billion[2]
- Experienced management team
- Proven ability to deliver strong risk-adjusted returns



Pennsylvania
Ohio
Maryland
West Virginia
Virginia
North Carolina
South Carolina
FNB Branches
FNB ATMs

Financial Highlights as of 3/31/24

Assets: 12.6% CAGR since 2009 **$45.9 billion**

Loans: 13.1% CAGR since 2009 **$32.6 billion**

Deposits: 12.9% CAGR since 2009 **$34.7 billion**

Dividend Yield[2]:	3.8%	Non-interest-bearing to Total Deposit Mix:	28.7%
Net Interest Margin[1][3]:	3.18%	CET1 Capital Ratio[6]:	10.2%
Efficiency Ratio[1][3][5]:	56.0%	Tangible book value/share[3]	$9.64

FNB Business Model

Commercial Banking
- Investment Real Estate
- Builder Financing
- Asset-Based Lending
- Lease Financing
- Capital Markets
- Mezzanine Financing
- Treasury Management
- International Banking
- SBA Lending
- Government Banking

Consumer Banking
- Deposit Products
- Mobile and Online Banking
- Mortgage Banking
- Consumer and Small Business Lending

Wealth Management
- Trust and Fiduciary
- Retirement Services
- Investment Advisory
- Brokerage
- Private Banking
- Insurance
  - Property and Casualty
  - Employee Benefits
  - Personal
  - Title

eStore®
- Common Application
- Shop for Financial Products & Services
- Best Next-Product Suggestion
- Access Financial Education
- Schedule Time with Our Bankers Virtually

(1) Represents 1Q24 values. (2) As of market close on June 17, 2024. (3) A non-GAAP measure. (4) Richmond locations represent announced de novo expansion (5) FTE basis. (6) Estimated for 1Q24.

F.N.B. Corporation

4

Investor Highlights

Strong core franchise in attractive markets well positioned for growth	✓ Diversified revenue streams through retail and commercial banking, capital markets, wealth management and insurance. ✓ Proven, sustainable business model driving long-term growth and performance. o Disciplined sales culture focused on relationship-based loan and deposit growth with an emphasis on credit quality. ✓ Strong market presence in Pennsylvania, Mid-Atlantic and Carolina with attractive growth opportunities throughout. o Significant market share in major MSAs; #3 in Pittsburgh, #6 in Baltimore, #10 in Raleigh, #9 in Charlotte, #13 in Cleveland and #3 in Winston-Salem.
Demonstrated attractive financial performance	✓ Attractive financial metrics – 14.7% operating ROATCE (1), 1.2% operating ROATA(1) and 56.0% efficiency ratio(1) for the quarter ended 3/31/24. ✓ Lower risk model supports efficient capital structure; maintaining efficient structure heightens capital allocation discipline within the organization and is a key consideration in executing our business strategies. ✓ Strong capital levels on a risk-adjusted and leverage basis. ✓ Strong revenue growth driven by consistent fee income and a favorable deposit mix which outperforms our peers. o Solid income growth in fee-based businesses with CAGR of 6.9%(1) in operating non-interest income since 2016.
Robust risk management culture and credit discipline resulting in strong and stable asset quality	✓ Lower risk profile with significant investments in enterprise-wide risk management (closely aligned with overall growth). ✓ Low levels of NPLs and NCOs, combined with higher loan loss reserves both on an absolute basis and relative to peers. ✓ Proven history of managing credit through cycles – peak NCOs over loans of 0.36%(2) was well below peers in the Financial Crisis (2008-2012).
Solid liquidity position with multiple sources of funding	✓ Stable and granular deposit base with 78% insured and collateralized with average account size of ~29k. Non-interest-bearing deposits represent 28.7% of deposit funding and provides lower cost sources of funding. ✓ Strong liquidity position that is 1.62 times(3) greater than uninsured and non-collateralized deposits.

(1) A non-GAAP measure. (2) Excludes FNB's discontinued Florida and Regency exposure. (3) Estimated for 1Q24.

F.N.B. Corporation
5

Why FNB? A Strong Franchise Proven Performance Sustainable Growth Nationally recognized as a Consistent credit underwriting Investments in digital 2023 Top Workplace USA and thoughtful capital and technology and data and Financial Services Top liquidity management. infrastructure to better serve Workplace. customers. Year-over-year loan growth of Geographic diversity and Attractive dividend yield with 6.2% with strong contributions strong branding in major ample capital flexibility. across our diverse footprint. MSAs we serve. Stable and granular deposit (1)(2) Named as one of America’s Top quartile efficiency ratio balances have increased (1) Best Banks by Forbes and and internal capital generation more than 14% over the last 3 (1) Selected as a Model Bank for with strong operating ROATCE . years. Omnichannel Retail Delivery by Celent in 2023. Received over 100 Greenwich Continuous benefit from our Excellence and Best Brand diversified fee-based Awards since 2011. business model achieving 11% year-over-year growth in non-interest income. (1) A non-GAAP measure. (2) FTE basis. 6

The Six Pillars of Our Long-Term Strategy FNB drives performance to further improve on long-term strategic planning metrics with an underlying focus on a consistent credit culture. Optimize the Retail Build a Strong, Drive Organic Bank Differentiated Brand Growth Maintain Build a Durable, Promote Core Values Efficiency and Scalable including Diversity & Expense Control Infrastructure Inclusion 7

FNB Continues to Serve All its Stakeholders

- Expanded access to credit in low-to-moderate income communities with our new Special Purpose Credit Program.
- Made changes to overdraft practices and launched two new products in 2023 that give customers additional flexibility and tools to strengthen their financial management skills.
- Sponsored the FNB Small Business Development Camp in partnership with the Pittsburgh Penguins and Riverside Center for Innovation, providing workshops and grant funds to five small business finalists.

- Winner of more than 100 prestigious Greenwich Excellence and Best Brand Awards since 2011 and named one of America's Best Banks by *Forbes.*
- Selected as a 2023 Model Bank for Omnichannel Retail Delivery by Celent.

Greenwich Best Brand 2023 | Greenwich Excellence 2023 | AMERICAN BANKER | CELENT MODEL BANK 2023


Community
Customers
Shareholders
Employees
F.N.B. Corporation

- Record revenue and operating earnings per share in 2023.
- Strong internal capital generation with 12% CAGR since 2017 through 2023.
- Returned nearly $220 million in capital directly to shareholders in 2023 and over $1.0 billion in the past 5 years.


12% CAGR
TBV per share(1)
Cumulative Dividends
$6.54
$0.48
$6.06
$7.64
$0.96
$6.68
$8.97
$1.44
$7.53
$9.80
$1.92
$7.88
$10.99
$2.40
$8.59
$11.15
$2.88
$8.27
$12.83
$3.36
$9.47
2017
2018
2019
2020
2021
2022
2023

- Received more than 60 workplace awards over the past decade on the local, regional and national levels.
- 2024 Top Workplace USA, Top Diversity Employer and a Culture Excellence Award winner.

(1) A non-GAAP measure.

F.N.B. Corporation 8

Strong Financial Performance Solid Profitability 14.7% 1.2% 56.0% 3.18% Metrics Net Interest (1)(2) Quarter Ended March 31, 2024 Operating Operating Efficiency Ratio (1)(2) Margin (1) (1) ROATCE ROATA Significant Capital, Reserves & Liquidity 8.0% 10.2% 1.25% 162% (1) as of March 31, 2024 TCE/TA CET1 ACL Ratio Uninsured and Non-Collateralized (4) Deposit Coverage Ratio Continued Balance 6.2% 1.6% 93.8% 11.3% Sheet Growth (1)(3) Total Loan Total Deposit Loan-to-Deposit TBV Growth as of March 31, 2024 (3) (3) Growth Growth Ratio (1) A non-GAAP measure. (2) FTE basis. (3) Comparison to March 31, 2023. 9 9

Strong Capital Position FNB’s record capital levels provide ample flexibility to grow the balance sheet and optimize shareholder returns while appropriately managing risk. (1) TCE Ratio CET1 Ratio 8.0% 10.2% 7.8% 10.0% 7.6% 9.9% 9.8% 9.8% 7.4% 7.2% 7.2% 9.4% 2019 2020 2021 2022 2023 1Q24 2019 2020 2021 2022 2023 1Q24 First Quarter 2024 CET1 Capital Levels First Quarter 2024 TCE Capital Levels (1) CET1 Ratio 10.2% TCE Ratio (non-GAAP) 8.0% (3) (2) CET1 Ratio, adjusted for AFS 9.7% TCE Ratio, adjusted for HTM 7.4% (4) CET1 Ratio, adjusted for AFS & HTM 9.0% (1) A non-GAAP measure, refer to Non-GAAP to GAAP Reconciliation for further information. (2) Hypothetical TCE calculation if FNB’s HTM unrealized losses were included as part of the calculation. (3) Hypothetical CET1 calculation if FNB’s AFS losses were included as part of this calculation. (4) Hypothetical CET1 calculation if FNB’s AFS and HTM unrealized losses were included as part of this calculation. 10 10

Strategic Objective to Drive Diversified Fee Income Growth ❖ Our diversified business model continues to produce strong non-interest income performance. ❖ Priority to develop new products and capabilities within mortgage and capital markets, such as debt capital markets in recent years, has helped our organic growth in these businesses. • Since 2016, our mortgage and capital markets businesses organically generated 8.0% and 8.3% compounded annual growth, respectively. (1) Total Operating Non-interest Income with a CAGR of 7% since 2016 (Chart in millions) Operating CAGR $330 since 2016 $323 $321 $310 $300 $275 11% Wealth Management $249 Other 10% $202 8% Mortgage Banking Income Capital Markets Income 8% Service Charges & Interchange and 5% Card transaction fees 3% Insurance Revenues 2016 2017 2018 2019 2020 2021 2022 2023 (1) A non-GAAP measure. 11

Expansion of Geographic Footprint

Since the financial crisis, FNB has focused on growing its footprint across the Mid-Atlantic and Carolinas to high-growth MSAs such as Charlotte, DC, Baltimore, and Charleston.

2024 FNB Geographic Footprint



Pennsylvania
Ohio
Maryland
West Virginia
Virginia
North Carolina
South Carolina
FNB Branches
FNB ATMs

FNB Growth Highlights

		2009	1Q24	Δ
F.N.B. Corporation	**Total Assets ($B):**	**$8.7**	**$45.9**	**428%**
	Market Cap ($B):	**$0.7**	**$4.7**	**586%**
	# of Branches:	**219**	**348**	**59%**
	Deposits per Branch:	**$29.1M**	**$99.5M**	**242%**
	Loans per Branch:	**$26.7M**	**$93.4M**	**250%**

- Expansion has given FNB access to ~**8M** new households.
- Average HH income **+4%** in current footprint vs 2009 footprint.
- HH CAGR **double** in new markets compared to the legacy FNB footprint.
- 2024 footprint gives higher access to HNW HHs: **~31% higher 200K income HH rate** compared to 2009.
- Lower unemployment rate in current footprint compared to 2009 footprint.
- Branch efficiency significantly improved from our geographic diversity, continued technology investments, and robust suite of products and services with 2024 footprint at **$99.5 million and $93.4 million deposits and loans per branch**, respectively, compared to $29.1 million and $26.7 million in 2009.

Note: Market data from S&P Global Cap IQ. Total Assets, branch count, deposits, and loans for 1Q24.
Market Capitalization based on share price on 12/31/09 and 6/18/24 respectively. (1) More than 120 ATM's will be added in 2024 to DC region.

F.N.B. Corporation 12

Diverse Footprint with Strong Market Share(1)

FNB's market deposit CAGR is 14% over the last 6 years buoyed by our new markets.

1 ***Cleveland*** (3)
Population: 2.1 million
# of 100k Bus(2): 134k
Deposit Market Share Rank: 13
Deposit Market Share: 0.7%

2 ***Pittsburgh***
Population: 2.3 million
# of 100k Bus: 178k
Deposit Market Share Rank: 3
Deposit Market Share: 4.7%

3 ***Baltimore***
Population: 2.9 million
# of 100k Bus: 197k
Deposit Market Share Rank: 6
Deposit Market Share: 3.2%

4 ***Washington D.C***
Population: 6.4 million
# of 100k Bus: 467k
Deposit Market Share Rank: 44
Deposit Market Share: 0.6%

5 ***Charleston***
Population: 831k
# of 100k Bus: 53k
Deposit Market Share Rank: 25
Deposit Market Share: 0.4%



Ohio
Pennsylvania
Maryland
West Virginia
Virginia
North Carolina
South Carolina
1
2
3
4
5
6
7
8
9
10
FNB Branches
FNB ATMs

6 ***Winston-Salem***
Population: 685k
# of 100k Bus: 39k
Deposit Market Share Rank: 3
Deposit Market Share: 8.9%

7 ***Greensboro***
Population: 785k
# of 100k Bus: 52k
Deposit Market Share Rank: 7
Deposit Market Share: 3.5%

8 ***Raleigh***
Population: 1.5 million
# of 100k Bus: 91k
Deposit Market Share Rank: 10
Deposit Market Share(3): 1.1%

9 ***Charlotte***
Population: 2.8 million
# of 100k Bus: 164k
Deposit Market Share Rank: 9
Deposit Market Share: 0.3%

10 ***Richmond*** (4)
Population: 1.3 million
# of 100k Bus: 95k
De novo expansion planned in 2024

(1) Demographics and market data per S&P Global Market Intelligence for corresponding MSAs as of YE 2023. Deposit data as of 2023. (2) Businesses in MSA with estimated annual sales >$100k. (3) Share rankings excludes custodial banks. (4) Richmond locations represent announced de novo expansion.

F.N.B. Corporation 13

Evolution of FNB’s Digital Bank FNB’s digital and data strategies improve customer experience and drive revenue growth. Key milestones of FNB’s digital and data strategies 2015-2016 2017-2019 2020 2021 2022 2023 Future Outlook • Click-to-Bricks strategy • Upgraded all • eStore Common • Data Science Team • Redesigned website • Rebranded the website • Fully integrate digital launched formed with learning tools & to include our branches with digital Application launched branch into the eStore • In-branch kiosks with eStore kiosks • Opportunity IQ • Implemented our transparent account proprietary eStore® • Further leverage product boxes & QR Enterprise Data selection tools with a shopping functionality launched artificial intelligence codes Warehouse (EDW) user interface similar to • Embedded the eStore • Enhanced data mining • Deployment of ITMs, • Began the development retail experience in our award-winning capabilities ATMs with TellerChat of software for future • Added digital Mobile Banking app capability Common Application appointment setting to • Launched data-driven website Lead Generation FNB’s consistent strategy over the last decade has led to superior digital and data analytics capabilities. eStore aggregates product offerings for Common Application leverages proprietary software Implementation of digital transformation tools streamlined customer experience across to enable customers to bundle and apply for multiple including documentation upload, authentication, multiple banking channels, including mobile loan and deposit products simultaneously in a single, appointment setting and eSignature. devices, online and branch kiosks. universal application. Enterprise Data Warehouse has Opportunity IQ leverages the over 71 billion records of data EDW to segment our across 41,000 attributes with 3 customer base using million new records loaded machine learning to monthly, enabling our data effectively generate leads. scientists to gain detailed customer insights. 14 14

Technology Evolution & Digital Trends Significant opportunity to drive increased digital product adoption across our expanding client base. Omnichannel strategy Digital has been on the rise Expanding our online involves a robust ATM and growing rapidly capabilities network rd Using same applications across all Received over 1.4 million FNB website This is boosted by our 3 party digital channels visits in March of 2024 partnership efforts Number of Owned FNB Enrolled Mobile Banking 1Q24 Mortgage ATMs and ITMs Users (in Thousands) Applications by Channel 666 654 1,614 601 FNB ATMs 1,433 531 FNB ITMs 1,235 18% 478 FNB Branded ATMs 421 907 364 303 556 555 546 550 82% 445 . . 175 96 Digital Traditional 1Q24 Digital Application Start FNB Branded ATMs CAGR in Mobile Banking to Application Complete and 1,034 28% 85% added since 1/1/2021 since 2014 Submit rate 15

Online and Mobile Channels Continue to See Strong Adoption Strong momentum in usage of digital tools and other non-branch delivery channels, along with tools to equip our teams to outperform. (2) Online Banking Common Application User base had continued YoY increase in product 2% 35% growth increase YoY with 1M+ applications following the launch enrolled users. of the Common App in 2023. (3) Mobile Banking eStore Visits Increase in total users YoY with Total eStore Interactions are up 14% 11% 666K+ mobile users. 11% YoY. Zelle Transaction Growth (1) Digital Wallet Growth Increase in Zelle transactions Enrollments increase in the 25% 35% YoY with over 79,000 payments digital wallet YoY. in 1Q24. (1) Allows users to leverage tools such as Apple Pay and Google Pay to make purchases. (2) Common Application is a single, universal account application for the majority of our consumer loan products and services, enabling customers to apply for multiple products simultaneously in a streamlined manner. (3) Total 16 eStore interactions are represented by page views.

FNB's Holistic Data Strategy



Investments in data architecture lead to organic customer growth
Acquire
Data Sources
Internal
Operational Systems
Loans, Deposits, Credit Card, CRM, Digital Channels, etc.
External
Key Lifestyle Indicators
Industry Standards
Economic Variables
API Enabled Services
Consolidate
Enterprise Data Warehouse
Dynamic Data Integration Engine
Detailed Customer Interaction Data
Raw Data Vault
Business Vaults
Data Quality Exceptions
Improve operations and assist in Regulatory Compliance
Master Data Management
"Golden Key" for each Customer to enable a 360-degree View
Reference Data Management For Consistency, Standards, and Compliance
Virtualization \ Secure Data As A Service
Evaluate
Self-Service Data Preparation
Analytic Capabilities
Analyze
Optimize
Forecast
Report
Plan
Discover
Collaborate
Predict
Model
Real Time Queries
API Enabled Web Services
Deliver
Delivery focuses on data science, visualization, and advanced analytics
Casual User Reports
Dashboards
Power User Tools
Data Science
Advanced Profitability
Household Analytics
Lead Generation
Operational Systems
CRM
Risk Analysis
Cultivating Clarity, Consistency and Intelligibility
Data Governance, Metadata, Data Security, Data Curation

Financial Highlights 18

Financial Highlights First Quarter 2024 Highlights (1) ❖ Earnings per diluted common share of $0.32 and operating earnings per diluted common share of $0.34. ❖ Total loans and leases (period-end), increased $261 million, or 3.3% annualized, linked-quarter. o Consumer loans increased $209 million. o Commercial loans and leases increased $53 million. ❖ Total deposits (period-end) increased $24 million, or 0.3% annualized, linked-quarter, even with normal first quarter seasonal outflows. o The mix of non-interest-bearing deposits to total deposits equaled 29%, stable linked-quarter. ❖ Non-interest income totaled $87.9 million, benefiting from our diversified business strategy with strong contributions from Mortgage Banking, Capital Markets, Treasury Management and record Wealth Management revenues. ❖ FDIC insurance expense of $12.7 million included a $4.4 million estimated FDIC special assessment. The special assessment was considered a significant item impacting earnings as it reflected further replenishment of the FDIC’s Deposit Insurance Fund associated with protecting uninsured depositors following the failed banks in early 2023 based on updated loss information from the FDIC. ❖ The ratio of non-performing loans and other real estate owned (OREO) to total loans and OREO decreased 1 basis point, linked-quarter, to 0.33%. Total delinquency decreased 6 basis points, linked-quarter, to 0.64%. Both measures remain at or near historically low levels. (1) ❖ Tangible book value (TBV) totaled a record $9.64 per share with year-over-year growth of $0.98 or 11.3%. (1) ❖ Record CET1 ratio of 10.2% for the quarter and record tangible common equity to tangible assets (TCE/TA) of 8.0%. ❖ On February 15, 2024, FNB redeemed all of its outstanding Series E Perpetual Preferred Stock and the final preferred dividend of $2.0 million was paid on the redemption date. The excess of the redemption value over the carrying value on the Series E Perpetual Preferred Stock of $4.0 million was considered a significant item impacting earnings. (1) A non-GAAP measure, refer to Non-GAAP to GAAP Reconciliation for further information. 19 19

First Quarter Financial Highlights 1Q24 4Q23 1Q23 Net income available to common stockholders (millions) $116.3 $48.7 $144.5 Reported Earnings per diluted common share $0.32 $0.13 $0.40 Results Book value per common share $16.71 $16.56 $15.76 (1) $122.7 $138.7 $146.1 Operating net income available to common stockholders (millions) (1) $0.34 $0.38 $0.40 Operating earnings per diluted common share Key Operating (2) 0.8% 0.5% 1.4% Total spot loan growth Results (2) 0.1% 0.3% (1.7%) Total spot deposit growth (1)(3) 56.0% 52.5% 50.6% Efficiency ratio (1)(4) 8.0% 7.8% 7.5% Tangible common equity / tangible assets Capital Common equity tier 1 risk-based capital ratio 10.2% 10.0% 10.0% Measures (1)(4) $9.64 $9.47 $8.66 Tangible book value per common share (1) A non-GAAP measure. (2) On a linked-quarter non-annualized basis. (3) FTE basis. (4) Includes negative AOCI impact of $0.70, $0.65, and $0.87 in 1Q24, 20 20 4Q23 and 1Q23, respectively.

Asset Quality $ in millions, unless otherwise stated 1Q24 4Q23 1Q23 1Q24 Highlights Delinquency 0.64% 0.70% 0.60% o Credit quality continues to trend at solid levels across all portfolios. NPLs+OREO/Total loans and leases + OREO 0.33% 0.34% 0.38% o NPLs+OREOs ended the quarter at a healthy level of 33 Provision for credit losses $13.9 $13.2 $14.1 basis points, trending below historical values. Net charge-offs (NCOs) $12.8 $8.2 $13.2 o Provision covered loan growth and net charge-offs, offset by a positive benefit from a reduction NCOs (annualized)/Total average loans and leases 0.16% 0.10% 0.18% in NPLs. o Allowance for Credit losses of Allowance for credit losses/ 1.25% 1.25% 1.32% $406 million, or 1.25% of loans, Total loans and leases remained flat to the prior Allowance for credit losses/ quarter. 388.6% 378.5% 356.1% Total non-performing loans and leases 21 21

Asset Quality Ratios Asset quality metrics remain at or near historical lows and FNB will continue to manage risk proactively as part of our core credit philosophy. NCO’s (Annualized) to Average Loans NPL’s and OREO to Loans and OREO 0.47% 0.47% 0.38% 0.36% 0.34% 0.33% 0.18% 0.16% 0.11% 0.10% 0.07% 1Q23 2Q23 3Q23 4Q23 1Q24 1Q23 2Q23 3Q23 4Q23 1Q24 Reflects full charge-off of $31.9 million commercial credit (1) due to alleged fraud Delinquency to Spot Loans ACL to Total Loans 1.49% 1.48% 1.39% 1.39% 1.36% 0.75% 0.70% 0.63% 0.64% 0.60% 1.32% 1.32% 1.25% 1.25% 1.25% 1Q23 2Q23 3Q23 4Q23 1Q24 1Q23 2Q23 3Q23 4Q23 1Q24 Reflects ACL/ Total loans, including the remaining (1) accretable discount on acquired loans (1) A non-GAAP measure, refer to Non-GAAP to GAAP Reconciliation for further information. 22 22

FNB Corporation Historical Asset Quality FNB Corporation Full-year NPL + OREO / FNB Corporation Full-year NCOs/ Loans Loans + OREO Florida Exit Florida Exit 1.15% 2.84% 2.74% 2.62% 2.05% 0.77% Regency Sale 0.60% Regency Sale 0.58% 1.42% 1.24% 0.97% 0.93% 0.91% 0.35% 0.79% 0.29% 0.28% 0.70% 0.28% 0.66% 0.26% 0.61% 0.24% 0.23% 0.22% 0.22% 0.55% 0.21% 0.16% 0.39% 0.38% 0.34% 0.33% 0.12% 0.06% 0.06% (1)(3) Peak Annual NCO over Average Loans (%) 5.76 (2008 – 2012) 5.16 4.13 3.69 3.21 2.38 1.88 1.67 1.64 1.55 1.29 1.17 1.15 0.58 0.58 0.45 0.41 0.34 0.36 (2) Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 Peer 14 Peer 15 Peer 16 Peer 17 FNBPA 23 (1) Highest Annual NCO/Avg. Loans from 2008-2012 (2) Excludes FNB’s discontinued Florida and Regency exposure (3) Chart reflects 2012 peer set.

Loan Portfolio Mix Highly diversified, commercial-focused loan portfolio. Loan Portfolio (as of March 31, 2024) Owner CRE C&I 11% 21% Other 1% Equip Finance/Commercial Leasing Group 3% Indirect Non-Owner CRE 4% 27% HELOC 4% Home Equity 8% Residential Mortgage 21% Total Loan Portfolio: $32.6 billion Total Commercial (including Leases): 63% Total Consumer: 37% 24 24

Non-Owner Occupied CRE Portfolio (1) Non-Owner Occupied CRE Portfolio CRE - Office Loan Statistics Retail as of March 31, 2024 19.8% ❖ Long history of working with well-established sponsors with a focus on strong global cash flows. Office Other ❖ Very granular positioning of portfolio 21.2% 6.0% ❖ The top 25 loans average $31 million in exposure. $8.8 Billion of o No outsized risk to any one property. Senior Care Non-Owner o Spread throughout the FNB footprint. 6.2% Occupied CRE Lodging Loans Residential: CRE Office Loans 3.0% Multifamily Delinquency 0.03% 22.8% Industrial / Non-performing loans 0.02% Warehouse Criticized office loans 11% 14.4% Residential: 1‐4 Family 6.6% CRE - Office Maturity Walls CRE - Office Loans by Funding Size ($) as % of CRE - Office Portfolio ($) 39% 18% 17% 17% 12% 11% 9% 8% 17% 17% 8% 12% 10% 4% < $5 million $5-10 $10-15 $15-20 $20-25 > $25 2024 2025 2026 2027 2028 2029 2030 > 2030 million million million million million (1) Totals may not sum due to rounding. 25 25

Non-Owner Occupied CRE Portfolio 1 NOO-CRE Loan Statistics NOO-CRE Loans to Capital 275% as of March 31, 2024 ❖ Strong diversification across property types and geographies. 250% ❖ No outsized risk to any one property. o Average loan size is $1 million. 225% o No single funded loan over $50 million. ❖ Since 2014, low net-charge offs of 9 bps through multiple 200% credit cycles. Avg. 175% 2014-1Q24 1Q24 Net Charge-offs 0.09% 0.11% 150% Non-Performing Loans 0.26% 0.13% ❖ Proactively addressing upcoming maturities. o Minimal credit migration at maturity. NOO-CRE/Tier 1 Capital+Allowance for Loan Losses o Higher than historical rate of pay-offs. NOO-CRE/TCE o Successfully re-underwriting renewals at current market rates and values. 1 NOO-CRE Portfolio Credit Metric Trend 0.45% 0.46% 0.41% 0.35% 0.35% 0.35% 0.36% 0.33% 0.31% 0.32% 0.31% 0.30% 0.24% 0.23% 0.22% 0.18% 0.13% 0.31% 0.31% 0.30% 0.28% 0.23% 0.22% 0.22% 0.13% 0.11% 0.10% 0.04% 0.01% 0.03% 0.01% 0.01% 0.00% 0.00% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 Non-Performing Loans Net Charge-offs (1) NOO CRE reflects Call Report Methodology using lines BHCK159, BHDM1420 and BHCKF161 26 26

Balance Sheet Highlights (1) 1Q24 4Q23 1Q23 YoY ∆ 1Q24 Highlights Average, $ in millions QoQ ∆ o Total securities ended the Securities $7,163 $7,096 $7,270 0.9% (1.5%) quarter with a duration of 4.3 years and AFS comprising 45% of the portfolio. Total Loans 32,381 32,268 30,410 0.4% 6.5% o Total average loan growth Commercial Loans and driven by the continued 20,482 20,228 19,373 1.3% 5.7% Leases success of our strategy to grow high-quality loans across our diverse geographic footprint. Consumer Loans 11,899 12,040 11,038 (1.2%) 7.8% o The mix of non-interest-bearing deposits to total deposits was Earning Assets 40,653 40,498 38,614 0.4% 5.3% 29%, stable to the fourth quarter of 2023. Total Deposits 34,205 34,425 34,213 (0.6%) (0.0%) o The period-end loan-to-deposit ratio was relatively stable at 93.8% on March 31, 2024, Non-Interest Bearing Deposits 9,939 10,423 11,411 (4.6%) (12.9%) compared to 93.1% on December 31, 2023. Interest Bearing Deposits 24,266 24,002 22,802 1.1% 6.4% (1) Not Annualized. 27 27

Deposit Composition FNB Maintains a Favorable Deposit Mix. (1) Total Period-End Deposits (2009 – 1Q24) ($ amount in billions) $34.8 $34.7 $34.7 2009 1Q24 Δ $31.7 NIB Deposits 16% 29% +13% $29.1 Time Deposits 35% 19% -16% 29% 29% 34% $24.8 34% $23.5 31% $22.4 26% 26% 26% $16.1 52% 53% $12.6 26% $11.4 56% $10.2 57% 56% 55% 52% $9.1 24% 54% 23% $7.3 22% $6.6 $6.4 19% 58% 18% 16% 56% 16% 54% 53% 53% 52% 50% 52% 19% 18% 22% 19% 21% 13% 10% 26% 23% 9% 28% 20% 16% 35% 32% 30% 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 1Q24 Time Deposits Interest-Bearing Deposits & Savings Non-Interest Bearing Deposits (1) Totals may not sum due to rounding. Does not include Customer Repurchase Agreements. 28 28

Stable and Granular Deposit Base

Diversified funding channels provide levers for growth and reflect long-term relationships.

Deposit Composition

as of March 31, 2024



Private Banking 3%
Consumer 42%
Commercial 18%
Total Deposits: $34.7 billion
Small Business 3%
Lower Middle Market 9%
Other 6%
Public Funds 19%

Key Statistics Strategy

- Total insured/collateralized deposits comprise approximately 78% of total deposits.
  - Higher than peer median of 68% at the end of 2023.
- Average deposit balance as of March 31st is ~$29,000[2].
  - FNB average account balance is below the peer median at the end of 2023[2].
  - Median consumer account balance is ~$6,000[1] at quarter end.

Deposit Strategy

FNB continues a long-term strategy of being our customers' primary operating bank through a focus on generating low-cost deposits across both the consumer and commercial portfolios aided by our advanced digital tools and product bundling capabilities.



Geographic Footprint

Diversified market with a balance of mature and high-growth MSAs, and a mix of commercial and consumer deposits.



Products and Services

Deep product offerings, enabling FNB to be the disbursement and collection bank for our customers.



Digital Tools

Superior digital capabilities for enhanced customer experience.



Data Science

Customer segmentation and machine-learning lead generation aid in managing total deposit costs.

(1) Includes DDA, savings, and CD accounts. (2) Based on call report methodology.

F.N.B. Corporation 29

Stable and Granular Non-Interest-Bearing Deposits FNB maintains a more stable deposit mix relative to peers. Change in Non-Interest-Bearing Deposit to Total Deposit Mix Change in Non-Interest-Bearing Deposit Balance 4Q22 – 1Q24 4Q22 – 1Q24 Peer 1 (0.1%) Peer 2 (2.4%) Peer 2 (9.9%) Peer 1 (4.7%) Peer 3 FNB (11.9%) (5.5%) FNB (16.2%) Peer 12 (5.7%) Peer 4 Peer 11 (18.5%) (6.3%) Peer 5 (18.9%) Peer 14 (6.4%) Peer 6 Peer 4 (19.4%) (6.5%) Peer 7 (19.9%) Peer 3 (6.7%) Peer 8 (20.8%) Peer 9 (7.2%) Peer 9 (21.3%) Peer 13 (7.4%) Peer 10 (21.8%) Peer 6 (7.6%) Peer 11 Peer 16 (21.8%) (7.7%) Peer 12 (21.9%) Peer 7 (7.9%) Peer 13 Peer 5 (22.1%) (7.9%) Peer 14 (22.2%) Peer 15 (8.2%) Peer 15 (23.0%) Peer 10 (8.2%) Peer 16 (25.4%) Peer 17 (10.5%) Peer 17 (27.4%) Peer 8 (10.7%) Peer 18 Peer 19 (29.7%) (12.0%) Peer 19 (30.1%) Peer 21 (15.1%) Peer 20 Peer 20 (35.3%) (15.3%) Peer 21 (37.2%) Peer 18 (16.1%) - (5.0%) (10.0%) (15.0%) (20.0%) (25.0%) (30.0%) (35.0%) (40.0%) - (5.0%) (10.0%) (15.0%) (20.0%) 30

(1)(2) Deposits and Customer Repurchase Agreements As of June 30, 2022 FNB’s total deposit CAGR is 9% over the last 5 years. Balance Portfolio Non-Interest (in millions) (%) Savings, NOW, Bearing Savings, NOW, MMDA $18,068 52% MMDA 29% 52% Non-Interest Bearing 9,982 29% Transaction Deposits $28,050 80% Time Deposits 6,685 19% $35.0B Total Deposits $34,735 99% Customer Repos 242 1% Time Transaction Deposits and Customer Deposits $28,292 81% Repo Agreements 19% Total Deposits and Customer Repo $34,977 100% Agreements Customer Repos 1% Deposits Commentary ❖ Loans to Deposits and Customer Repos Ratio (excluding loans HFS) at 3/31/2024 = 93.2%. ❖ New client acquisition and relationship-based focus reflected in favorable deposit mix. • 81% of total deposits and customer repo agreements are transaction-based deposits. (1) Totals may not sum due to rounding. (2) Balance and % of Portfolio based on period-end balances. 31

Investment Portfolio Highly Rated Investment Portfolio As of March 31, 2024 % Ratings as of March 31, 2024 ($ in millions) Balance Portfolio Investment % Agency CMBS Agency MBS $1,912 27% AAA 100% 28% Agency Agency CMO 1,590 22% AAA 100% Debentures 5% Agency CMBS 2,028 28% AAA 100% Agency Debentures 373 5% AAA 100% AAA 15% Municipals AA 72% 15% Municipals 1,036 15% A 12% Agency CMO 22% BBB <1% US Treasury 2% US Treasury 124 2% AAA 100% Other 1% Other 56 1% Various/NR Total Investment Portfolio $7,119 Agency MBS 27% Investments Commentary ❖ 97% of total portfolio rated AA or better, and over 99% rated A or better. ❖ Relatively low duration of 4.3. (1) ❖ Average balance for 1Q24 was $7.2 billion , relatively stable linked-quarter. ❖ Municipal bond portfolio highly rated with an average rating of AA and over 99% of the portfolio rated A or better. (1) Average nontaxable securities are FTE (non-GAAP) adjusted. 32

Revenue Highlights

$ in thousands, unless otherwise stated	1Q24	4Q23	1Q23	QoQ Δ[(2)]	YoY Δ
Total interest income	$543,497	$531,587	$443,503	2.2%	22.5%
Total interest expense	224,489	207,562	106,849	8.2%	110.1%
Net interest income	$319,008	$324,025	$336,654	(1.5%)	(5.2%)
Non-interest income	87,862	13,083	79,389	NM[(3)]	10.7%
Total revenue	$406,869	$337,108	$416,043	20.7%	(2.2%)
Net interest margin (FTE)[(1)]	3.18%	3.21%	3.56%	(3) bps	(38) bps
Average earning asset yields (FTE)[(1)]	5.40%	5.25%	4.68%	15 bps	72 bps
Average loan yield (FTE)[(1)]	5.93%	5.82%	5.24%	11 bps	70 bps
Cost of funds	2.33%	2.14%	1.18%	20 bps	116 bps
Cost of interest-bearing deposits	2.82%	2.65%	1.50%	18 bps	133 bps
Cost of interest-bearing liabilities	3.14%	2.93%	1.70%	21 bps	144 bps

1Q24 Highlights

- Higher earning asset yields[(1)] driven by increases of 11 basis points on loan yields[(1)] and 32 basis points on investment security yields[(1)] linked-quarter.
- The total cost of funds increased 20 basis points linked-quarter, as the cost of interest-bearing deposits increased 18 basis points to 2.82% and the total cost of borrowings increased 30 basis points to 4.87%.
- Net interest income decreased $5.0 million, or 1.5%, from the prior quarter primarily due to one less day in the quarter, higher deposit costs and continued migration to higher yielding deposit products, partially offset by higher earning assets.
- Non-interest income continues to reflect broad contributions from our diversified business strategies.

(1) A non-GAAP measure. (2) Not annualized. (3) Not meaningful.

F.N.B. Corporation 33

Balance Sheet Repricing Cumulative Total Deposit Betas Loan Repricing Frequency 18,000,000 as of March 31, 2024 36.5% 34.3% 31.0% +2 PP 16,000,000 47.7% +3 PP 26.6% +4 PP Other 21.8% +5 PP 14,000,000 16.6% +5 PP 37.9% 12.5% +4 PP 12,000,000 9.7% +3 PP 10,000,000 SOFR 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 8,000,000 Commentary 6,000,000 ❖ ~62% of loans are variable/adjustable rate. 14.4% 4,000,000 ❖ ~$800 million annual cash flow from the investment portfolio. o Duration of investment portfolio is 4.3. 2,000,000 Prime ❖ Time deposits have a weighted average maturity of 10 months. (1) o ~90% of time deposits mature over the next 12 months. - ❖ We continually evaluate our IRR position and utilize our Fixed ≤3 month > 3 month asset/liability positioning and duration as natural balance sheet hedges, as well as synthetic derivatives to achieve desired NII Total Loans: $32.6 billion and capital levels. (2) o $1.2 billion of receive fixed swaps at weighted average rate of 1.37% with maturities starting in 2025. (1) Time deposit amount does not include brokered deposits. (2) The loan swaps and collars are hedging 1M Term SOFR or 1M Fallback Rate SOFR exposure. 34 34

Superior Core Deposit Base Total Average Deposit Cost vs. Fed Funds Target Rate (%) Current Cycle 3Q15 – 2Q19 Tightening Fed Cycle 2Q19 – 4Q21 Easing Fed Cycle (+225) (+525) 6.50 (-225) 5.50 5.50 5.50 5.25 5.50 5.00 4.50 4.50 3.25 3.50 2.50 2.50 2.50 2.49 2.44 2.25 2.22 2.50 2.00 2.00 1.75 1.75 1.75 1.72 1.50 1.25 1.25 1.11 1.50 1.99 1.00 0.91 0.93 1.86 0.86 0.90 0.79 0.80 0.75 0.70 0.50 0.50 0.50 0.50 0.66 0.50 1.63 0.55 0.51 0.48 0.43 0.39 1.32 0.36 0.25 0.25 0.37 0.32 0.30 0.26 0.26 0.27 0.27 0.27 0.27 0.25 0.27 0.21 0.18 0.16 0.14 0.25 0.12 0.09 0.50 0.98 0.84 0.85 0.80 0.72 0.69 0.64 0.60 0.62 0.50 0.39 0.41 0.36 0.33 0.27 0.29 0.28 0.23 0.22 0.18 0.21 0.20 0.20 0.17 0.17 0.13 0.10 0.11 0.09 0.07 0.06 -0.50 Fed Funds Target Rate FNB Total Deposit Costs Peer Median Total Deposit Costs Improved Funding Base from Prior Cycle Start of Start of Current Current Prior Cycle Period Cycle 3Q15 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 Loan-to-deposit ratio 93% 79% 84% 85% 87% 90% 93% 93% 93% 94% CDs / Total Deposits 20% 9% 9% 9% 10% 14% 16% 17% 18% 19% NIB / Total Deposits 23% 35% 35% 35% 34% 33% 32% 31% 29% 29% Net Wholesale Funding / Total Assets 14% -4% 0.2% 0.4% 2% 4% 6% 5% 6% 6% Rate Cycle Rate Cycle (3Q15-2Q19) (1Q22-Current) Avg. Fed Funds Increase (%) 2.26 5.21 0.91 1.99 Avg. Cost of Deposits at End of Cycle (%) 0.84 2.44 Peer Median Avg. Cost of Deposits at End of Cycle(%) 29.2 36.5 Cumulative Beta (%) 29.0 44.2 Peer Median Cumulative Beta (%) 35 FNB Beta Rank Relative to Peers 11 6

Non-Interest Income

$ in thousands, unless otherwise stated	1Q24	4Q23	1Q23	QoQ Δ[2]	YoY Δ
Service charges	$20,569	$19,849	$20,264	3.6%	1.5%
Interchange and card transaction fees	12,700	13,333	12,376	(4.7%)	2.6%
Trust income	11,424	10,723	10,611	6.5%	7.7%
Insurance commissions and fees	6,752	4,274	7,787	58.0%	(13.3%)
Securities commissions and fees	8,155	6,754	7,382	20.7%	10.5%
Capital markets income	6,331	7,349	6,793	(13.9%)	(6.8%)
Mortgage banking operations	7,914	7,016	4,855	12.8%	63.0%
Dividends on non-marketable securities	6,193	5,908	4,108	4.8%	50.8%
Bank owned life insurance	3,343	2,929	2,825	14.1%	18.3%
Net securities gains (losses)[1]	0	0	(17)	NM[3]	NM[3]
Other	4,481	2,302	2,405	94.7%	86.3%
Non-interest income, excluding significant items impacting earnings[1]	$87,862	$80,437	$79,389	9.2%	10.7%
Significant items impacting earnings	0	67,354	0		
Total reported non-interest income	$87,862	$13,083	$79,389	571.6%	10.7%

1Q24 Highlights

- Wealth management revenues increased with record revenue in securities commissions and fees and strong contribution from trust income.
- Insurance commissions and fees increased linked-quarter due to seasonality.
- Mortgage banking operations income increased year-over-year due to improved gain on sale from strong production volumes.
- Dividends on marketable securities increased linked-quarter, reflecting higher FHLB dividends due to additional borrowings.

(1) Excludes amounts related to significant items impacting earnings, representing loss on securities restructuring of $67.4 million in Q423. (2) Not Annualized.
(3) Not meaningful.

F.N.B. Corporation

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Non-Interest Expense

$ in thousands, unless otherwise stated	1Q24	4Q23	1Q23	QoQ Δ(2)	YoY Δ
Salaries and employee benefits(1)	$129,120	$114,133	$120,247	13.1%	7.4%
Occupancy and equipment(1)	42,179	42,571	39,442	(0.9%)	6.9%
Amortization of intangibles	4,442	4,913	5,119	(9.6%)	(13.2%)
Outside services	22,880	23,152	19,398	(1.2%)	18.0%
Marketing	5,431	4,253	3,701	27.7%	46.7%
FDIC insurance(1)	8,254	7,775	7,119	6.2%	15.9%
Bank shares tax and franchise taxes	4,126	1,584	4,172	160.5%	(1.1%)
Other(1)	17,665	20,561	18,667	(14.1%)	(5.4%)
Non-interest expense, excluding significant items impacting earnings(1)	$234,097	$218,941	$217,865	6.9%	7.5%
Significant items impacting earnings	2,999	46,625	2,052		
Total reported non-interest expense	$237,096	$265,566	$219,917	(10.7%)	7.8%

1Q24 Highlights

- Salaries and employee benefits increased linked-quarter, primarily related to normal seasonal long-term compensation expense of $6.9 million in the first quarter of 2024, as well as seasonally higher employer-paid payroll taxes which increased $4.6 million and reduced salary deferrals given lower loan origination volumes.
- Bank shares and franchise taxes increased primarily from the timing of charitable contributions that qualified for Pennsylvania bank shares tax credits in the prior quarter.
- Marketing expenses increased linked-quarter due to the timing of marketing campaigns.

(1) Excludes amounts related to significant items impacting earnings: FDIC special assessment of $4.4 million and branch consolidation costs of $1.2 million, partially offset by a reduction to the previously estimated loss on the indirect auto loan sale of ($2.6 million) in 1Q24; FDIC special assessment of $29.9 million and estimated loss on auto loans held-for-sale of $16.7 million in 4Q23; and merger-related expense of $2.1 million in 1Q23. (2) Not annualized.

F.N.B. Corporation

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2024 Financial Objectives

		2Q24 Guidance	FY 2024 Guidance	Commentary
Balance Sheet[1]	Spot Loans		Mid-single digit growth	Organic loan growth driven by increasing market share and our diverse geographic footprint.
	Spot Deposits		Low-single digit growth	
Income Statement	Net Interest Income (non-FTE)	$315-$325 million	$1.295-$1.345 billion	Assumes two 25-basis point interest rate cuts in the second half of 2024. Current expectation is to be in the lower-half of the FY range.
	Non-Interest Income	$80-$85 million	$325-$345 million	Expect continued benefits from diversified strategy. FY guidance is expected to be in the upper-half of range.
	Provision Expense		$80-$100 million	To support loan growth and charge-off activity.
	Non-Interest Expense[2]	$220-$230 million	$895-$915 million	
	Effective Tax Rate		21-22%	Assumes no investment tax credit activity for 2024.

(1) Targets are relative to December 31, 2023. (2) Includes the impact of ~$6 million of rent expense during the buildout phase of our new headquarters while we still occupy our current office space.

F.N.B. Corporation

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2024 Peer Group Listing

Ticker	Institution	Ticker	Institution
ASB	Associated Banc-Corp.	RF	Regions Financial Corp.
BKU	BankUnited, Inc.	SFNC	Simmons First National Corp.
BOKF	BOK Financial Corp.	SNV	Synovus Financial Corp.
CBSH	Commerce Bancshares, Inc.	SSB	SouthState Corp.
CFR	Cullen/Frost Bankers, Inc.	TCBI	Texas Capital Bancshares, Inc.
CMA	Comerica Inc.	UMBF	UMB Financial Corp.
FHN	First Horizon Corp.	VLY	Valley National Bancorp.
FULT	Fulton Financial Corp.	WBS	Webster Financial Corp.
HBAN	Huntington Bancshares, Inc.	WTFC	Wintrust Financial Corp.
HWC	Hancock Whitney Corp.	ZION	Zions Bancorp.
PNFP	Pinnacle Financial Partners		

F.N.B. Corporation
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Non-GAAP to GAAP Reconciliations 40

Non-GAAP to GAAP Reconciliation 41 41

Non-GAAP to GAAP Reconciliation 42 42

Non-GAAP to GAAP Reconciliation 43 43

Non-GAAP to GAAP Reconciliation 44 44

Non-GAAP to GAAP Reconciliation 45 45

Non-GAAP to GAAP Reconciliation 46 46

Non-GAAP to GAAP Reconciliation 47 47

Non-GAAP to GAAP Reconciliation 48 48

Non-GAAP to GAAP Reconciliation 49 49

Non-GAAP to GAAP Reconciliation 50 50

Non-GAAP to GAAP Reconciliation 51 51